As filed with the Securities and Exchange Commission on November 18, 2021

File No. – 333-259600

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

POST-EFFECTIVE AMENDMENT NO. 1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

YIJIA GROUP CORP.

(Exact name of registrant as specified in its charter)

Nevada	8748	35-2583762
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

30 N Gould St., Suite 22545

Sheridan, WY  82801

Telephone: (310) 266-3738

(Address and telephone number of registrant's principal executive offices)

Barry Sytner

30 N Gould St., Suite 22545

Sheridan, WY  82801

Telephone: (310) 266-3738

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all Correspondence to:

J.M. Walker & Associates

Attorneys At Law

7841 S. Garfield Way

Centennial, Colorado

Telephone: (303) 850-7637

Facsimile: (303) 482-2731

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [x]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462 (d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   [ ]

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If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting registrant.

Large accelerated filer      [  ]

Accelerated filer

[  ]

Non-accelerated filer        [x]

Smaller reporting registrant

[x]

Emerging growth company

[x]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Explanatory Note

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) relates to the registration statement on Form S-1 (File No. 333-259600), initially filed by the Registrant, with the Securities and Exchange Commission (the “SEC”) on September 17, 2021 and declared effective by the SEC on October 18, 2021 (the “Registration Statement”).

This Post-Effective Amendment is being filed pursuant to Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”) to update the Registration Statement to include, among other things, (i) the condensed financial statements of the Registrant as of and for the period ended October 31, 2021 which were filed with the SEC on November 10, 2021 as part of the Registrant’s Quarterly Report on Form 10-Q.

This Post-Effective Amendment covers only the resale, from time to time, of eight hundred five thousand (805,000) shares of common stock. The Registrant previously paid to the SEC the entire registration fee relating to the shares of common stock that are the subject of this Post-Effective Amendment. The Registrant paid a fee of $12.30 in connection with the registration of 805,000 shares of common stock in connection with the Registration Statement.

This Post-Effective Amendment also revises the plan of distribution as to when the Selling Stockholders no longer have to sell their common shares at a fixed price.

Prospectus Dated November 18, 2021

YIJIA GROUP CORP.

805,000 Common Shares to be offered for resale by Selling Stockholders

This prospectus relates to the sale of up to 805,000 common shares, par value of $0.001 by selling stockholders (“Selling Stockholders”). The Selling Stockholders shall sell their common shares at a fixed price of $.14 per common share unless and until our shares are quoted on the OTC Bulletin Board, the OTCQX, the OTCQB or listed on an alternative trading system or a national securities exchange.

The offering will commence on the effective date of this prospectus and will terminate on or before October 31, 2022.  In our sole discretion, we may terminate the offering before all of the common shares are sold.

There is a limited market for our securities.  Our common stock is presently traded on the Over-The-Counter Pink market under the symbol “YJGJ”.

Our auditor has expressed substantial doubt as to our ability to continue as a going concern.

Investing in our common shares involves a high degree of risk. You should purchase common shares only if you can afford a complete loss. See “Risk Factors” beginning on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Common Share	Underwriter’s discounts and commissions	Total
Offering Price by Selling Stockholders	$.14	$0.00	$112,700
Proceeds to Selling Stockholders, before expenses(1)	$.14	$0.00	$112,700

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(1)The Selling Stockholders may sell or otherwise dispose of the common shares covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Stockholders may sell or otherwise dispose of their common shares in the section entitled "Plan of Distribution." The Selling Stockholders will pay all brokerage fees and commissions and similar expenses. We will pay all expenses (except brokerage fees and commissions and similar expenses) relating to the registration of the common shares with the Securities and Exchange Commission. Each Selling Stockholder is an "underwriter" within the meaning of the Securities Act of 1933, as amended.

TABLE OF CONTENTS

Page

Prospectus Summary

5

Risk Factors

6

Forward Looking Statements

11

Use of Proceeds

12

Plan of Distribution

13

Description of Business

14

Dilution

15

Dividend Policy

15

Management's Discussion and Analysis of Financial Condition and Results of Operations

15

Directors, Executive Officers, Promoters and Control Persons

17

Security Ownership of Certain Beneficial Owners and Management

21

Certain Relationships and Related Transactions

22

Description of Capital Stock

23

Selling Stockholders

23

Shares Eligible for Future Sale

25

Disclosure of Commission Position on Indemnification for Securities Act liabilities

25

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

26

Market for Common Stock and Related Stockholder Matters

26

Experts

26

Legal Proceedings

26

Legal Matters

27

Where You Can Find More Information

27

Financial Statements

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Unless otherwise specified or the context otherwise requires, references in this prospectus to "we", "our" and "us" and the "Company" refer to Yijia Group Corp.

You should rely only on the information contained in this prospectus or contained in any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Stockholders have authorized anyone to provide you with information that is different from that contained in such prospectuses. We are offering to sell our common shares and seeking offers to buy common shares, only in jurisdictions where such offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

In this prospectus, we rely on and refer to information and statistics regarding our industry. We obtained this statistical, market and other industry data and forecasts from publicly available information. While we believe that the statistical data, market data and other industry data and forecasts are reliable, we have not independently verified the data.

For investors outside of the United States: we have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

PROSPECTUS SUMMARY

To understand this offering fully, you should read the entire prospectus carefully, including the risk factors beginning on page 7 and the financial statements.

The Company:

Yijia Group Corp. (“the Company”, “we”, “us” or “our”) was incorporated as Soldino Group Corp. on January 25, 2017 under the laws of the State of Nevada, United States of America. On November 15, 2018, the Company changed its name to Yijia Group Corp. The Company is in good standing in the State of Nevada and in any jurisdiction where it is qualified to do business.

Our principal executive offices are virtual and are located at 230 N Gould St., Suite 22545, Sheridan, WY  82801. Our telephone number is (310) 266-3738

Operations:

Starting from July 30, 2021, the Company commenced its operation in the rendering of business consulting service to domestic and international customers.

Common Shares Being Offered

For Resale by the Selling

Stockholders:

805,000 common shares

Common Shares Outstanding

Prior to the Offering:

5,871,250 common shares

Common Shares Outstanding

after the Offering:

5,871,250 common shares

Terms of Offering:

The Selling Stockholders may sell or otherwise dispose of the common shares covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Stockholders may sell or otherwise dispose of their common shares in the section entitled "Plan of Distribution." The Selling Stockholders will pay all brokerage fees and commissions and similar expenses. We will pay all expenses (except brokerage fees and commissions and similar expenses) relating to the registration of the common shares with the Securities and Exchange Commission. Each Selling Stockholder is an "underwriter" within the meaning of the Securities Act of 1933, as amended.

Termination of the

  Offering:

The offering will commence on the effective date of this prospectus and will terminate on or before October 31, 2022.  In management’s sole discretion, we may terminate the offering before all of the common shares are sold.

Use of Proceeds:

The Selling Stockholders will receive all of the proceeds from the sale of the common shares offered for sale by them under this prospectus.  We will not receive proceeds from the sale of the common shares by the Selling Stockholders.

Risk Factors:

The common shares offered hereby involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment.

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RISK FACTORS

A purchase of common shares offered hereby involves a very high degree of risk and is suitable only for persons of substantial means who have no need for liquidity with respect to an investment in the Company and who can risk the loss of their entire investment.  Our business will be subject to numerous risk factors, including the following:

Risks Related to the Offering

1.

You could lose your entire investment.

The securities offered hereby are highly speculative, involve a high degree of risk and should not be purchased by any person who cannot afford the loss of the entire investment. A purchase of our common shares in this offering would be unsuitable for a person who cannot afford to sustain such a loss.

2.

There is only a limited market through which our common shares may be sold

There is currently only a limited market through which our common shares may be sold and the purchasers of such common shares may not be able to resell such securities purchased in this offering.  There can be no assurance that a secondary market will develop for our common shares or that any secondary market which does develop will continue.  This may affect the pricing of our shares in the secondary market, if any, the transparency and availability of trading prices, the liquidity of the shares and the extent of regulation of such shares.

3.

We may need additional capital in the future, which may not be available to us on favorable terms, or at all, and may dilute your ownership of our common stock.

We currently rely on outside financing to fund our operations, capital expenditures and expansion. We may require additional capital from equity or debt financing in the future to:

a)   fund our operations;

b)   respond to competitive pressures;

c)   take advantage of strategic opportunities, including more rapid expansion of our business or the acquisition of complementary products, technologies or businesses; and

d)   develop new products or enhancements to existing products.

We may not be able to secure timely additional financing on favorable terms, or at all. The terms of any additional financing may place limits on our financial and operating flexibility. If we raise additional funds through issuances of equity, convertible debt securities or other securities convertible into equity, our existing stockholders could suffer significant dilution in their percentage ownership of the Company, and any new securities we issue could have rights, preferences and privileges senior to those of our common stock.  If we are unable to obtain adequate financing or financing on terms satisfactory to us, if and when we require it, our ability to grow or support our business and to respond to business challenges could be significantly limited.

4.

We may expand, through acquisitions of or investments in other companies or through business relationships, all of which may result in additional dilution to our stockholders and consumption of resources that are necessary to sustain our business.

One of our business strategies is to acquire competing or complementary services, technologies or businesses.   In connection with one or more of those transactions, we may:

a)

issue additional equity securities that would dilute our stockholders;

b)

use cash that we may need in the future to operate our business;

c)

incur debt on terms unfavorable to us or that we are unable to repay;

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d)

incur large charges or substantial liabilities;

e)

encounter difficulties retaining key employees of the acquired company or integrating diverse business cultures;

f)

become subject to adverse tax consequences, substantial depreciation or deferred compensation charges; and

g)

encounter unfavorable reactions from investment banking market analysts who disapprove of our completed acquisitions.

5.

Resales of shares purchased by the selling stockholders may cause the market price of our common shares to decline.

Selling Stockholders will have the financial incentive to sell the common shares. The timing of sales and the price at which the common shares are sold by the Selling Stockholders could have an adverse effect upon the public market, if any, for our common shares. There may be no independent or third-party underwriter involved in the offering of the common shares held by or to be received by the Selling Stockholders, and there can be no guarantee that the disposition of those common shares will be completed in a manner that is not disruptive to the market for our common shares.

6.

The later sale of our common shares may further dilute your shares.

As of November 18, 2021, we have 5,871,250 common shares outstanding.  Our board of directors is authorized to sell additional common shares or securities convertible into common shares, if in their discretion they determine that such action would be beneficial to us. Any such issuance below the offering price of the common shares being sold in this offering would dilute the interest of persons acquiring common shares in this offering.

Risk Factors Relating to Our Business

7.

We have minimal working capital with which to execute our business plan.

We have minimal working capital. We anticipate needing additional working capital as our business expands.  We cannot assure you that the revenue received from current operations will provide sufficient working capital to enable us to continue to operate profitably or accomplish the proposed expansion of our business.

8.

Our auditors have raised substantial doubt about our ability to continue as a going concern.

Because we do not have sufficient working capital necessary to pursue our business objectives, our auditors have expressed their opinion that we may fail in the future if we do not generate revenue and profits in the near future. This opinion must be disclosed to all potential investors and other sources of capital, which may adversely affect our ability to raise capital. Shareholders and creditors' confidence may be low in evaluating our Company. If we are successful in acquiring a loan or a line of credit, we may be charged a much higher interest rate because of our financial condition.

We have not yet established an ongoing source of revenues sufficient to cover our operating costs and to allow us to continue as a going concern.  Our ability to continue as a going concern is dependent on obtaining adequate capital to fund operating losses until we become profitable. If we are unable to obtain adequate capital, we could be forced to cease operations.

In order to continue as a going concern, we will need, among other things, additional capital resources. Management's plan is to obtain such resources for the Company by seeking equity and/or debt financing sufficient to meet our minimal operating expenses and for specific project financing. However, management cannot provide any assurances that we will be successful in accomplishing any of our plans.

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9.

We do not intend to pay cash dividends on our common shares in the foreseeable future.

Any payment of cash dividends will depend upon our financial condition, results of operations, capital requirements and other factors and will be at the discretion of our board of directors.  We do not anticipate paying cash dividends on our common shares in the foreseeable future.  Furthermore, we may incur indebtedness that may restrict or prohibit the payment of dividends.

10.

We may not be able to effectively manage our anticipated growth.

In order to accommodate anticipated growth and to compete effectively in our industry, we will need to continue to implement and improve our operations on a timely basis, as well as expand, motivate and manage any personnel. Successful implementation of our strategy also requires that we recruit additional key employees in management, supervision, operations and sales as the need arises.  We cannot assure you that our personnel, systems, procedures and controls will be adequate to support our existing and future operations.  Any failure to implement and improve such operations could have a material adverse effect on our business, operating results and financial condition.

11.

Our growth depends on our ability to expand our client base, which is unproven.

Our growth depends upon our ability to maintain existing clientele and to expand nationally with new clients. We cannot assure you that our efforts to increase our number of clients can be accomplished on a profitable basis.  Our expansion will depend on a number of factors, including some over which we have no control whatsoever (such as market conditions and the actions or omissions of third parties). If we fail to expand the number of clients in a timely manner, it would have a material adverse effect on our business, operating results and financial condition.

12.

Risk management processes may not fully mitigate exposure to the various risks that we face, including individual market risk.

We will continue to refine our risk management techniques, strategies and assessment methods on an ongoing basis. However, risk management techniques and strategies, including those available to the market generally, may not be fully effective in mitigating our risk exposure in all economic market environments or against all types of risk. For example, we might fail to identify or anticipate particular risks that our systems are capable of identifying, or the systems that they use, and that are used within the industry generally, may fail to anticipate certain risks. Some of their strategies for managing risk are based upon our use of observed historical market behavior. Any failures in their risk management techniques and strategies to accurately quantify their risk exposure could limit our ability to manage risks. In addition, any risk management failures could cause our losses to be significantly greater than the historical measures indicate. Further, our risk modeling cannot take all risks into account. Our more qualitative approach to managing those risks could prove insufficient, exposing us to material unanticipated losses.

13.

An inability to access capital readily or on terms favorable to us could impair our ability to fund operations and could jeopardize our financial condition.

Liquidity, or ready access to funds, is essential to our business. In the future we may need to incur debt or issue equity in order to fund our working capital requirements, as well as to execute our growth initiatives that may include acquisitions and other investments. Our access to funding sources could be hindered by many factors, and many of these factors we cannot control, such as economic downturns and the disruption of financial markets or negative news about industries we conduct business in, generally or us specifically. Factors that are specific to our business include the possibility that lenders or investors could develop a negative perception of our long-term or short-term financial

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prospects, for example if the level of our business activity decreased due to a market and economic downturn. Similarly, our access to funds may be impaired if regulatory authorities took significant action against us, or if we discovered that one of our employees had engaged in serious unauthorized or illegal activity.

We currently do not have a credit rating, which could adversely affect our liquidity and competitive position by increasing our borrowing costs and limiting access to sources of liquidity that require a credit rating as a condition to providing funds.

14.

We rely on our executive officer in the execution of our business plan, and we would be adversely impacted if he was to become unavailable to us.

We believe that our ability to execute our business strategy will depend to a significant extent upon the efforts and abilities of Barry Sytner, our sole officer and director.  If he was to become unavailable to us, our operations would be adversely affected.

15.

Our ability to attract, develop and retain highly skilled and productive employees is critical to the success of our business.

We face intense competition for qualified employees from other businesses in our industry, and the performance of our business may suffer to the extent we are unable to attract and retain employees effectively, particularly given the relatively small size of our company and our employee base compared to some of our competitors.

16.

Our exposure to legal liability is significant and could lead to substantial damages.

We face significant legal risks in our businesses. These risks include potential liability under securities laws and regulations in connection with the Company, and our various business transactions. The volume and amount of damages claimed in litigation, arbitrations, regulatory enforcement actions and other adversarial proceedings against companies have increased in recent years. We also are subject to claims from disputes with our employees and our former employees under various circumstances. Risks associated with legal liability often are difficult to assess or quantify and their existence and magnitude can remain unknown for significant periods of time, making the amount of legal reserves related to these legal liabilities difficult to determine and subject to future revision. Legal or regulatory matters involving our directors, officers or employees in their individual capacities also may create exposure for us because we may be obligated or may choose to indemnify the affected individuals against liabilities and expenses they incur in connection with such matters to the extent permitted under applicable law. In addition, like other service-oriented companies, we may face the possibility of employee fraud or misconduct. The precautions we take to prevent and detect this activity may not be effective in all cases and we cannot assure you that we will be able to deter or prevent fraud or misconduct. Exposures from and expenses incurred related to any of the foregoing actions or proceedings could have a negative impact on our results of operations and financial condition. In addition, future results of operations could be adversely affected if reserves relating to these legal liabilities are required to be increased or legal proceedings are resolved in excess of established reserves.

17.

We may not be able to maintain or replace expiring contracts at attractive rates or on a long-term basis.

We are exposed to market risk when our consulting contracts expire and need to be renewed or replaced. We may not be able to extend contracts with existing clients or obtain replacement contracts at attractive rates or on a long-term basis.

18.

We compete with other business consulting service providers.

The principal elements of competition among business consulting service providers are availability of service in a variety of location, quality of service, and bid pricing.  If we are not able to remain competitive in these areas, we will have reduced revenues and may have difficulty attracting and maintaining customers.

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19.

We do not yet have substantial assets or any revenues and we are largely dependent upon our current consulting contacts and advances from our sole officer and director to fully fund our business.

We have limited capital resources.  Unless we are able to increase the number of our clients to finance operations as a going concern, we may experience liquidity and solvency problems. Such liquidity and solvency problems may force us to cease operations if additional financing is not available. We are not aware of any available alternative or additional sources of funds to us to fund our business strategy.

20.

We may suffer losses if our reputation is harmed.

Our ability to attract and retain clients and employees may be diminished to the extent our reputation is damaged. If we fail, or are perceived to fail, to address various issues that may give rise to reputational risk, we could harm our business prospects. These issues include, but are not limited to, appropriately dealing with market dynamics, potential conflicts of interest, legal and regulatory requirements, ethical issues, customer privacy, record-keeping, sales practices, and the proper identification of the legal, reputational, credit, liquidity and market risks inherent in our products and services. Failure to appropriately address these issues could give rise to loss of existing or future business, financial loss, and legal or regulatory liability, including complaints, claims and enforcement proceedings against us, which could, in turn, subject us to fines, judgments and other penalties.

Regulatory Risks

21.

We are a smaller reporting company, and we cannot be certain if the reduced disclosure requirements applicable to smaller reporting companies will make our common stock less attractive to investors.

We are currently a “smaller reporting company,” meaning that we are not an investment company, an asset- backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $250 million and annual revenues of less than $100 million during the most recently completed fiscal year. “Smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports and in a registration statement under the Exchange Act on Form 10. Decreased disclosures in our SEC filings due to our status as a “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

22.

We lack sufficient internal controls and implementing acceptable internal controls will be difficult with only one officer and director thereby it will be difficult to ensure that information required to be disclosed in our reports filed and submitted under the Exchange Act is recorded, processed, summarized and reported as and when required.

We lack internal controls over our financial statements and it may be difficult to implement such controls with only one officer and director. The lack of these internal controls makes it difficult to ensure that information required to be disclosed in our reports is recorded, processed, summarized and reported as and when required.

The reason we believe our disclosure controls and procedures are not effective is because there is a lack of segregation of duties necessary for a good system of internal control due to insufficient accounting staff due to the size of the Company.

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23.

The regulation of penny stocks by SEC and FINRA may discourage the tradability of our securities.

We are a "penny stock" company. Our s common stock trades on the OTC Market Pink Sheets and we are subject to a Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. For purposes of the rule, the phrase "accredited investors" means, in general terms, institutions with assets in excess of $5,000,000, or individuals

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having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse's income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Effectively, this discourages broker-dealers from executing trades in penny stocks. Consequently, the rule will affect the ability of investors to sell their securities in any market that might develop therefore because it imposes additional regulatory burdens on penny stock transactions.

In addition, the Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks". Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities and Exchange Act of 1934, as amended. Because our securities constitute "penny stocks" within the meaning of the rules, the rules would apply to us and to our securities. The rules will further affect the ability of owners of shares to sell our securities in any market that might develop for them because it imposes additional regulatory burdens on penny stock transactions.

Shareholders should be aware that, according to Securities and Exchange Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) "boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

24.

The occurrence of the COVID-19 pandemic may negatively affect our operations depending on the severity and longevity of the pandemic.

The COVID-19 pandemic is currently impacting countries, communities, supply chains and markets as well as the global financial markets. A pandemic typically results in social distancing, travel bans and quarantine, and this may limit access to our facilities, management, support staff and professional advisors. These factors, in turn, may not only impact our operations, financial condition and demand for our goods and services but our overall ability to react timely to mitigate the impact of this event. Also, it may hamper our efforts to comply with our filing obligations with the Securities and Exchange Commission. Depending on the severity and longevity of the COVID-19 pandemic, our business and shareholders may experience a significant negative impact.  Currently, the COVID-19 pandemic has limited our ability to move forward with our operations and has negatively affected our ability to timely comply with our ongoing filing obligations with the Securities and Exchange Commission.

FORWARD LOOKING STATEMENTS

The information herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results may materially differ from those projected in the forward-looking statements as a result of certain risks and uncertainties set forth in this report. Although management believes that the assumptions made and expectations reflected in the forward-looking statements are reasonable, there is no assurance that the underlying assumptions will, in fact, prove to be correct or that actual results will not be different from expectations expressed in this report.

We desire to take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. This filing contains a number of forward-looking statements that reflect management’s current views and expectations with respect to our business, strategies, products, future results and events, and financial performance. All statements made in this filing other than statements of historical fact, including statements addressing operating performance, clinical developments which management expects or anticipates will or may occur in the future, including statements related to our technology, market expectations, future revenues, financing alternatives, statements expressing general optimism about future operating results, and non-historical information, are forward looking statements. In particular, the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “may,” variations of such words, and similar expressions identify forward-looking statements, but are not the exclusive means of identifying such statements, and their absence does not mean that the statement is not forward-looking. These forward-looking statements are subject to certain risks and uncertainties, including those discussed below. Our actual results, performance or achievements could differ materially from historical results as well as those expressed in, anticipated, or implied by these forward-looking statements. We do not undertake any obligation to revise these forward-looking statements to reflect any future events or circumstances.

Readers should not place undue reliance on these forward-looking statements, which are based on management’s current expectations and projections about future events, are not guarantees of future performance, are subject to risks, uncertainties and assumptions (including those described below), and apply only as of the date of this filing. Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, the risks to be discussed in this Form S-1 Registration and in the press releases and other communications to shareholders issued by us from time to time which attempt to advise interested parties of the risks and factors which may affect our business. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

The statements contained in this prospectus that are not historical fact are forward-looking statements which can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. We have made the forward-looking statements with management’s best estimates prepared in good faith.

Because of the number and range of the assumptions underlying our projections and forward-looking statements, many of which are subject to significant uncertainties and contingencies that are beyond our reasonable control, some of the assumptions inevitably will not materialize and unanticipated events and circumstances may occur subsequent to the date of this prospectus.

These forward-looking statements are based on current expectations, and we will not update this information other than required by law. Therefore, the actual experience of the Company, and results achieved during the period covered by any particular projections and other forward-looking statements should not be regarded as a representation by the Company, or any other person, that we will realize these estimates and projections, and actual results may vary materially. We cannot assure you that any of these expectations will be realized or that any of the forward-looking statements contained herein will prove to be accurate.

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USE OF PROCEEDS

The Selling Stockholders are selling all of the common shares covered by this prospectus for their own accounts.  Accordingly, we will not receive any proceeds from the resale of the common shares.

The Selling Stockholders will pay any underwriting discounts and commissions and expenses incurred by the selling stockholder for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Stockholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, fees and expenses of our counsel, certain expenses of counsel to the Selling Stockholders and our independent registered public accountants.

PLAN OF DISTRIBUTION

The Selling Stockholders may, from time to time, sell any or all of 805,000 common shares covered hereby on any stock exchange, market or trading facility on which the common shares are traded or in private transactions. The Selling Stockholders shall sell their common shares at a fixed price of $.14 per common share unless and until our shares are quoted on the OTC Bulletin Board, the OTCQX, the OTCQB or listed on an alternative trading system or a national securities exchange. The Selling Stockholders may use any one or more of the following methods when selling shares:

-

ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

-

block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

-

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

-

an exchange distribution in accordance with the rules of the applicable exchange;

-

privately negotiated transactions;

-

in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

-

through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

-

a combination of any such methods of sale; or

-

any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell common shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, provided such amounts are in

16

compliance with FINRA Rule 2121. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of common shares will be paid by the Selling stockholders and/or the purchasers.

Any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act, and such broker-dealers or agents will be subject to the prospectus delivery requirements of the Securities Act.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of common shares by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholder sand have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

Under the securities laws of some states, the common shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless such common shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. There can be no assurance that the selling stockholder will sell any or all of the common shares registered pursuant to the registration statement, of which this prospectus forms a part.

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At any time, a particular offer of the common shares is made by the Selling Stockholder, a revised prospectus or prospectus supplement, if required, will be distributed. Such prospectus supplement or post-effective amendment will be filed with the SEC to reflect the disclosure of any required additional information with respect to the distribution of the common shares. We may suspend the sale of common shares by the Selling Stockholders pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

Penny Stock

Under the rules of the Securities and Exchange Commission, our common stock will come within the definition of a “penny stock” because the price of our common stock is below $5.00 per share. As a result, our common stock will be subject to the "penny stock" rules and regulations. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission’s regulations concerning the transfer of penny stock. These regulations require broker-dealers to:

•

Make a suitability determination prior to selling penny stock to the purchaser;

•

Receive the purchaser’s written consent to the transaction; and

•

Provide certain written disclosures to the purchaser.

DESCRIPTION OF BUSINESS

The Company

The Company was incorporated as Soldino Group Corp. on January 25, 2017 under the laws of the State of Nevada, United States of America. On November 15, 2018, the Company changed its name to Yijia Group Corp. The Company is in good standing in the State of Nevada and in any jurisdiction where it is qualified to do business.

Starting from July 30, 2021, the Company commenced its operation in the rendering of business consulting service to domestic and international customers.  The Company provides consulting services to its clients with regards to funding and other financial matters.

Revenue Stream

The Company currently earns revenues from monthly consulting fees received from its two consulting clients.

The terms of the Company’s consulting agreements are separately negotiated depending on the scope of the consulting services requested.

Consulting Agreements

On July 30, 2021, the Company entered into a consulting agreement, effective August 2, 2021, with Care 365 LLC.  The term of the consulting agreements is for an initial term of three months. Unless terminated in writing prior to the end of the period, the consulting agreement shall renew for successive three month periods by either party.  During the term of the consulting agreement, the Company shall receive a monthly consulting fee of $10,000.

On July 30, 2021, the Company entered into a consulting agreement, effective August 2, 2021 ,with SBV Workforce Management.  The term of the consulting agreements is for an initial term of three months. Unless terminated in writing prior to the end of the period, the consulting agreement shall renew for successive three month periods by either party.  During the term of the consulting agreement, the Company shall receive a monthly consulting fee of $5,000.

Market Strategy

The business consulting service industry is highly competitive. The Company will utilize the past business experience and relationships developed by its sole officer and director to identify and pursue new consulting opportunities.

Number of Employees

Other than our sole officer, the Company currently has no full-time employees.  We currently have people ready to fill positions as soon as they are needed in both office staff and work force roles.

Description of Property

Our principal executive offices are virtual and are located at 30 N Gould St., Suite 22545, Sheridan, WY  82801. Our telephone number is (310) 266-3738.  The premises leased at $30 per month.

DILUTION

Further Dilution

In the future, the Company may issue equity and debt securities. Any sales of additional securities may have a depressive effect upon the market price of our common shares.

DIVIDEND POLICY

We have not declared or paid dividends on our common shares since our formation, and we do not anticipate paying dividends in the foreseeable future.

Instead, we will retain any earnings for use in our business.  This policy will be reviewed by our board of directors from time to time in light of, among other things, our earnings and financial position.

No distribution may be made if, after giving it effect, we would not be able to pay its debts as they become due in the usual course of business; or the corporation's total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

The board of directors may base a determination that a distribution is not prohibitive either on financial statements prepared on the basis of accounting practices and principles that are reasonable in the circumstances or on a fair valuation of other method that is reasonable in the circumstances.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Recent Events

COVID-19 Pandemic

The COVID-19 pandemic is currently impacting countries, communities, supply chains and markets as well as the global financial markets. Governments have imposed laws requiring social distancing, travel bans and quarantine, and these laws may limit access to the Company’s facilities, management, support staff and professional advisors. These factors, in turn, may not only impact the Company’s operations, financial condition and demand for the Company’s goods and services, but the Company’s overall ability to react timely to mitigate the impact of this event. Also, it has affected the Company’s efforts to comply with filing obligations with the Securities and Exchange Commission. Depending on the severity and longevity of the COVID-19 pandemic, the Company’s business, customers, and stockholders may experience a significant negative impact. Currently, the COVID-19 pandemic has limited our ability to move forward with our operations and has negatively affected our ability to timely comply with our ongoing filing obligations with the Securities and Exchange Commission.

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Critical Accounting Policies

The Company’s financial statements and accompanying notes are prepared in accordance with accounting principles generally accepted in the United States of America. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses. These estimates and assumptions are affected by management's applications of accounting policies. Critical accounting policies for the Company include revenue recognition, valuation of convertible promissory notes and related warrants, stock and stock option compensation, estimates, and derivative financial instruments.

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and include the accounts of the Company.

Results of Operations

We have incurred recurring losses to date. Our financial statements have been prepared assuming that we will continue as a going concern and, accordingly, do not include adjustments relating to the recoverability and realization of assets and classification of liabilities that might be necessary should we be unable to continue operations.

We expect we will require additional capital to meet our long-term operating requirements. We expect to raise additional capital through, among other things, the sale of equity or debt securities.

On July 28, 2021, Barry Sytner, a non-affiliate of the registrant, purchased an aggregate of 5,066,250 common shares from Kim Lee Poh, Jian Yang and Shaoyin Wu, officers and directors of the registrant and from Jiang Bo, Chen Bo Bo and Zheng Lixing, other majority shareholders of the registrant.  The purchase price for the common shares was paid from Mr. Sytner’s personal funds resulting in a change of control of the registrant. The common shares were transferred to Barry Sytner effective August 4, 2021. The 5,066,250 common shares represent 86.3% of the currently issued and outstanding common shares of the Company.

Starting on July 30, 2021, the Company commenced its operation in the rendering of business consulting service to domestic and international customers. On July 30, 2021, the Company entered into two consulting agreements with non-affiliates to provide business consulting services. Under the consulting agreements, the Company will receive consulting fees of $5,000 and $10,000 per month, respectively.  The term of the consulting agreements is for an initial three month period.  Unless terminated in writing prior to the end of the period, the consulting agreement are renewable for successive three month periods.

Results of operation for the three months ended October 31, 2021 and October 31, 2020:

Revenue

The Company commenced its operation on July 30, 2021 and the Company generated revenues of $45,000 and $0 for the three months ended October 31, 2021 and 2020, respectively.

Operating expenses for the three months ended October 31, 2021 and 2020 were $29,991 and $12,385, respectively.

Net Income/Loss

The net income for the three months ended October 31, 2021was $15,009, due to the commencement of operations from July 30, 2021.

The net loss for the three months ended October 31, 2020 was $12,385.

Results of operation for the six months ended October 31, 2021 and October 31, 2020:

Revenue

The Company commenced its operation on July 30, 2021 and the Company generated revenues of $45,000 and $0 for the six months ended October 31, 2021 and 2020, respectively.

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Operating expenses for the six months ended October 31, 2021 and 2020 were $40,477 and $23,632, respectively.

Other income

The Company generated other income of $153,049 and $0 for the six months ended October 31, 2021 and 2020, respectively. The increase is primarily attributable to the gain from forgiveness of related party debt.

Net Income/Loss

The net income for the six months ended October 31, 2021was $157,572.

The net loss for the six months ended October 31, 2020 was $23,632.

Results of operation for the years ended April 30, 2021 and April 30, 2020:

Revenue

There was no revenue and cost of sales for the years ended April 30, 2021 and 2020. Operating expenses for the years ended April 30, 2021 and 2020 were $52,094 and $72,334, respectively.

Net Loss

The net loss for the years ended April 30, 2021 and 2020 was $52,094 and $72,334 accordingly.

Liquidity and Capital Resources

As of October 31, 2021, our current assets were $31,693 ($0 as of April 30, 2021), our current liabilities were $48,791 ($174,670 as of April 30, 2021) and stockholders’ deficit was $17,098 ($174,670 as of April 30, 2021).

As of April 30, 2021 and 2020, our total assets were $0.

As of April 30, 2021, our current liabilities were $174,670 ($122,576 as of April 30, 2020) and stockholders’ deficit was $174,670 ($122,576 as of April 30, 2020).

Cash flows from operating activities

For the six months ended October 31, 2021, net cash generated from operating activities was $12,651. For the six months ended October 31, 2020, net cash used in operating activities was $30,571.

For the year ended April 30, 2021, we have not generated positive cash flows from operating activities. Net cash flows used in operating activities was $42,286, which consisted of increase in accruals and other payables.

For the year ended April 30, 2020, we have not generated positive cash flows from operating activities. Net cash flow used in operating activities was $53,579, which consisted of increase in accruals and other payables.

Cash flows from investing activities

For the six months ended October 31, 2021 and 2020, net cash flows from investing activities were $0 and $0, respectively.

Cash flows from financing activities

For the six months ended October 31, 2021 and 2020, net cash generated from financing activities were $19,042 and $30,571 from proceeds of related party loans, respectively.

For the year ended April 30, 2021, net cash flow provided by financing activities was $42,286 from proceeds from a related party.

For the year ended April 30, 2020, net cash flow provided by financing activities was $53,579 from proceeds from a related party.

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Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS

AND CONTROL PERSONS

The following persons listed below have been retained to provide services as director until the qualification and election of his successor.  All holders of common stock will have the right to vote for directors.

The board of directors has primary responsibility for adopting and reviewing implementation of the business plan of the Company, supervising the development business plan, review of the officers' performance of specific business functions.  The board is responsible for monitoring management, and from time to time, to revise the strategic and operational plans of the Company.  A director shall be elected by the shareholders to serve until the next annual meeting of shareholders, or until his or her death, or resignation and his or her successor is elected.

The name and age of our sole director and officer and his positions with the Company are as follows:

Name	Position	Term(s) of Office
Barry Sytner, age 68	Chief Executive Officer/
	Chief Financial Officer/Controller/Director	July 28, 2021 to present

Resumes

Barry Sytner

Mr. Sytner has been the sole officer and director of the Company since July 28, 2021.  From August 21, 2017, Mr. Sytner has been the managing member of Innovation Consulting, LLC providing overseas financial consulting to private and public companies. Mr. Sytner acted as Chief Executive Officer of Tri-Mark Manufacturing, Inc., a public company from 2008 to 2001. Mr. Sytner obtained a bachelor of arts degree in education from Yeshiva College in 1971 and from the University of Scranton in 1973.

Committees of the Board of Directors

We do not have standing audit, nominating or compensation committees, or committees performing similar functions. Our board of directors believes that it is not necessary to have standing audit, nominating or compensation committees at this time because the functions of such committees are adequately performed by our board of directors.

Code of Ethics Policy

Prior to the termination of this offering, ae intend to adopt a formal code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

Corporate Governance

There have been no changes in any state law or other procedures by which security holders may recommend nominees to our board of directors.  In addition to having no nominating committee for this purpose, we currently have no specific audit committee and no audit committee financial expert.  Based on the fact that our current business affairs are simple, any such committees are excessive and beyond the scope of our business and needs.

Indemnification

The Company shall indemnify to the fullest extent permitted by, and in the manner permissible under the laws of the State of Nevada, any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he is or was a director or officer of the Company, or served any other enterprise as director, officer or employee at the request of the Company.

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The board of directors, in its discretion, shall have the power on behalf of the Company to indemnify any person, other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that he/she is or was an employee of the Company.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceedings) is asserted by such director, officer, or controlling person in connection with any securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issues.

Executive Compensation

The following table sets forth the compensation paid to officers and board of directors since inception. The table sets forth this information for salary, bonus, and certain other compensation to the board of directors and named executive officers since inception and includes all board of directors and officers for the years ended April 30, 2021 and 2020.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation(1) ($) (i)	Total ($) (j)

Barry Sytner, CEO and CFO	2021	-	-	-	-	-	-	-	-
	2020	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Shaoyin Wu, former CEO and President	2021	-	-	-	-	-	-	-	-
	2020	-	-	-	-	-	-	-	-
Kim Lee Poh, former CFO and Secretary	2021	-	-	-	-	-	-	-	-
	2020	-	-	-	-	-	-	-	-

Outstanding Equity Awards

There are currently no equity awards outstanding.

Employment Agreements

The Company is currently negotiating employment agreements with its sole officer.  As of the date of this prospectus, no employment agreements have been executed.  The proposed terms of these agreements are as follows:

Each of the aforenamed executives shall have a term of office of seven years unless terminated prior to that time, and these agreements shall be automatically extended upon the same terms and conditions for successive one-year periods unless written notice is provided by the executive.  The executives are entitled to a base annual salary of $150,000 which may be increased each successive year of employment at the discretion of the Board.  Each executive is eligible to receive an annual performance bonus at the discretion of the Board.  The salary can be renegotiated once the Company starts generating revenues.

The Company will provide each executive a life insurance policy (with coverage not to exceed $100,000 death benefit) and group health, dental, vision and disability insurance plans for the coverage of medical expenses for the executive.  In addition, each executive shall receive twelve weeks of paid vacation, with the limitation that they shall not take more than four consecutive weeks of vacation without consent of the CEO and provided that reasonable efforts are taken to consider seasonal peaks.  Any unused time can be paid out or rolled over to the following year.  The Company will reimburse reasonable and necessary out-of-pocket business, entertainment and travel expenses incurred in the course of performing their duties.  The Company will provide each executive with a $2,000 per month automobile allowance and a $2,000 per month housing allowance (which can be increased to a total of $5,000 in the event that the Company requests the executive to live away from home).

Should the executive’s term of employment expire or should the executive be terminated for cause, the executive shall be entitled to receive any accrued but unpaid base salary and accrued by unused vacation time, any earned but unpaid annual bonus with respect to any completed fiscal year immediately preceding the termination date, reimbursement for unreimbursed business expenses properly incurred by the executive, and any employee benefits the executive may be entitled to as of the termination date.

Should the executive be terminated without cause, the Company shall pay the aforementioned accrued amounts, and a lump sum payment depending on how long the executive has been with the Company.  If the termination occurs before the two-year anniversary of the employment agreement, the Company shall pay a lump sum of $2,000,000.  If the termination occurs between the two-year anniversary and the four-year anniversary of the employment agreement, the Company shall pay a lump sum of $1,600,000.  If the termination occurs after the four-year anniversary of the employment agreement, the Company shall pay a lump sum of $1,200,000.

In the event that the executive is terminated without cause, the executive will have a one-time right to require that the Company purchase all shares of the Company’s stock held by the executive.  The executive must provide written notice of exercise within three months of such termination.  In the event that the executive is terminated for any reason other than termination without cause, the Company will have a one-time right to require that the executive sell all of the Company’s stock held by the executive.  The Company must provide written notice of exercise within three months of such termination.  The parties will negotiate in good faith to agree on a purchase price.  If they are unable to agree, the purchase price will be based on the Company valuation used in the most recent sale of Company stock if it occurred within the last six months.  If no such sale has occurred, the purchase price will instead be referred to an independent third-party valuation expert mutually agreed upon by all parties and the fair market value of the stock as determined by such expert shall be the purchase price.

In the event that an executive proposes to make any assignment, sale, disposition, or transfer of Company stock held by the executive to a third party in amounts greater than 5% of the currently issued and outstanding stock, the executive shall first deliver a written notice to the Company setting forth the material terms and conditions, including price and form of consideration and the identity of the proposed transferee.  Following the Company’s receipt of such notice, the Company shall, for a period of fourteen days thereafter, have the right, but not the obligation, to purchase all of the stock subject to such proposed transfer on the same terms and conditions specified in the executive’s notice.  The Company must provide written notice of its intent to exercise this right of first refusal within the same fourteen day period.  The executive is annually entitled to transfer up to five percent of the aggregate issued and outstanding stock of the Company owned by the executive without triggering this right of first refusal or without first getting Board approval.

Significant Employees

We have no significant employees who are not executive officers or directors.

Family Relationships

No officer or director of the Company has a family relationship with any other member of the Company.

Directorships

None

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Involvement in Certain Legal Proceedings

During the past ten years, no director, promoter or control person:

has filed a petition under federal bankruptcy laws or any state insolvency laws, nor had a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

was convicted in a criminal proceeding or named subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him or her from or otherwise limiting the following activities:

Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

Engaging in any type of business practice; or

Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

was the subject of any order, judgment or decree, not subsequently reverse, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in the preceding bullet point, or to be associated with persons engaged in any such activity;

was found by a court of competent jurisdiction in a civil action or by the SEC to have violated any Federal or State securities law, and the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended, or vacated;

was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

any Federal or State securities or commodities law or regulation; or

any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

any law or regulation prohibiting mail or wire fraud in connection with any business activity; or

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was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, or any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

The table below sets forth the beneficial ownership of our common stock, as of November 18, 2021, by:

•

All of our current directors and executive officers, individually; and

•

All persons who beneficially own more than 5% of our outstanding common stock.

The beneficial ownership of each person was calculated based on 5,871,250 common shares outstanding as of November 18, 2021.  The SEC has defined “beneficial ownership” to mean more than ownership in the usual sense. For example, a person has beneficial ownership of a share not only if he owns it in the usual sense, but also if he has the power (solely or shared) to vote, sell or otherwise dispose of the share. Beneficial ownership also includes the number of shares that a person has the right to acquire within 60 days, pursuant to the exercise of options or warrants or the conversion of notes, debentures or other indebtedness, but excludes stock appreciation rights. Two or more persons might count as beneficial owners of the same share. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership. Each person named in the table has sole voting and investment power with respect to all of the shares of our common stock shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. Unless otherwise noted, the address of the following persons listed below is c/o Yijia Group Corp.  30 N. Gould St., Suite 22545, Sheridan, WY 82801.

The following table sets forth, as of September 17, 2021, the number and percentage of our outstanding shares of common stock owned by (i) each person known to us to beneficially own more than 5% of its outstanding common stock, (ii) each director, (iii) each named executive officer and significant employee, and (iv) all officers and directors as a group.

Name	Amount Owned	Percentage owned
Barry Sytner	5,066,250	86.3%
All Officers and Directors as a Group (one person)	5,066,250	86.3%

(1)Based upon 5,871,250 outstanding common shares as of November 18, 2021.

(2)Assumes the sale of all of the shares being offered by the Selling Stockholder.

Changes in Control

There are no present arrangements or pledges of our securities that may result in a change in control of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None

Promoters and Certain Control Persons

Except as indicated under the heading “Transactions with Related Persons” above, there have been no transactions since inception, or any currently proposed transaction in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last three completed fiscal years.

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Director Independence

There is no market for our securities.  Our common stock is presently not traded on any public market or securities exchange, and we have not applied for listing or quotation on any public market.  We intend to apply to be registered on the NASD OTCQB, which does not impose specific standards relating to director independence or the makeup of committees with independent directors or provide definitions of independence. In accordance with the rules of the SEC, we determine the independence of our directors by reference to the rules of The Nasdaq Stock Market. Our sole director is not independent. There were no transactions, relationships or arrangements not disclosed under the caption “Certain Relationships and Related Transactions” of this report that were considered by the Board of Directors under the applicable independence definitions in determining that there are no independent directors.

DESCRIPTION OF CAPITAL STOCK

The following statements constitute brief summaries of the Company’s articles of incorporation and bylaws.

Authorized Capital

The total number shares that the Company has the authority to issue is seventy five million (75,000,000) common shares, par value $0.001 per common share.

Common Shares

The common shares of the Company have the following powers, rights, qualifications, limitations and restrictions:

•

The holders of the common shares shall be entitled to one vote for each common share held by them of record at the time for determining the holders thereof entitled to vote.

•

After the Company shall comply with the requirements, if any, with respect to the setting aside of funds as sinking funds or redemption or purchase accounts and subject further to any other conditions which may be affixed in accordance with the provisions hereof, then but not otherwise, the holders of common stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the board of directors; and

•

In the event of a voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of the Company, the holders of the common stock shall be entitled to receive all of the remaining assets of the Company, tangible and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of common shares held by each.

Transfer Agent

The Company has retained the services of Action Stock Transfer Corporation., 2469 Fort Union Boulevard, Suite 214, Salt Lake City, UT 84121-3374 to act as its transfer agent.

SELLING STOCKHOLDERS

The following table details the name of the Selling Stockholders, the number of shares beneficially owned by the Selling Stockholders, and the number of shares that may be offered by the Selling Stockholders for resale under this prospectus. The Selling Stockholders may sell up to 805,000 common shares from time to time in one or more offerings under this prospectus. Because the Selling Stockholders may offer all, some or none of the shares they hold, and because, based upon information provided to us, there are currently no agreements, arrangements, or understandings with respect to the sale of any of the shares, no definitive estimate as to the number of shares that will be held by the Selling Stockholders after the offering can be provided. The Selling Stockholders have informed us that they are not registered broker-dealers and do not have any written or oral agreement or understanding, directly or

23

indirectly, with any person to distribute the securities. Furthermore, the Selling Stockholders are not an affiliate of a broker-dealer. The following table has been prepared on the assumption that all common shares offered under this prospectus will be sold to parties unaffiliated with the Selling Stockholders.

This prospectus covers the resale of 805,000 common shares by the Selling Stockholders.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares, which the selling stockholder has the right to acquire within 60 days.

		Number of shares to be beneficially owned and percentage of beneficial ownership after the offering (1)(3)
Name of Selling Stockholder	Shares beneficially owned as of the date of this prospectus (1)(2)	Number of shares	Percentage of class
Connie Meyerowitz	48,750	0	0%
Joseph Rub	48,750	0	0%
Melissa Mermelstein	48,750	0	0%
Laurie Mermelstein	48,750	0	0%
Steven Mermelstein	48,750	0	0%
2E Capital (Gabriel Eisenberger, Manager	48,750	0	0%
E1 Capital LLC, Gabriel Eisenberger, Manager	48,750	0	0%
Carrie Idler	48,750	0	0%
Sam Idler	48,750	0	0%
Joseph Idler	48,750	0	0%
Charlotte Eisenberger	48,750	0	0%
Seth Eisenberger	48,750	0	0%
Gabriel Eisenberger	48,750	0	0%
Paul Eisenberger	48,750	0	0%
Eta Eisenberger	48,750	0	0%
Sandy Eisenberger	48,750	0	0%
Infinity Fund Canada Ltd., Anthony Saviano, owner	25,000	0	0%

1)

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to common shares.  Common shares subject to options, warrants or other convertible securities currently exercisable or convertible, or exercisable or convertible within 60 days, are counted as outstanding for computing the percentage of the person holding such options, warrants or other convertible securities but are not counted as outstanding for computing the percentage of any other person.

2)

The amount and percentage of common shares that will be beneficially owned by the Selling Stockholder after completion of the offering assume that they will sell all common shares being offered pursuant to this prospectus.

3)

Based on 5,871,250 common shares issued and outstanding as of November 18, 2021.  All common shares being offered pursuant to this prospectus by the selling stockholder is counted as outstanding for computing the percentage beneficial ownership of such selling stockholder.

24

SHARES ELIGIBLE FOR FUTURE SALE

Upon the date of this prospectus, there are 5,871,250 common shares outstanding, none of which may be freely traded without registration or an applicable exemption.  The common shares being registered pursuant to this registration statement shall be freely tradable upon the effective date of the registration statement until the termination of the offering, unless sold.

Any additional common shares issued in the future but not registered with the Securities and Exchange Commission are restricted within the meaning of Rule 144 under the Securities Act and are subject to the resale provisions of Rule 144.

At the present time, re-sales or distributions of such shares are provided for by the provisions of Rule 144.  That rule is a so-called “safe harbor” rule that, if complied with, should eliminate any questions as to whether or not a person selling restricted shares has acted as an underwriter.

Rule 144(d) (1) states that if the issuer of the securities is and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act, a minimum of six months must elapse between the later of the date of the acquisition of the securities from the issuer, or from an affiliate of the issuer, and any resale of such securities.

Sales under Rule 144 are also subject to notice and manner of sale requirements and to the availability of current public information and must be made in unsolicited brokers’ transactions or to a market maker.

A person who is not an affiliate of the Company under the Securities Act during the three months preceding a sale and who has beneficially owned such shares for at least six months is entitled to sell the shares under Rule 144 without regard to the volume, notice, information and manner of sale provisions.  Affiliates must comply with the restrictions and requirements of Rule 144 when transferring restricted shares even after the six month holding period has expired and must comply with the restrictions and requirements of Rule 144 in order to sell unrestricted shares.

No predictions can be made of the effect, if any, that market sales of common shares or the availability of such shares for sale will have on the market price prevailing from time to time.  Nevertheless, sales of significant amounts of our common shares could adversely affect the prevailing market price of the common shares, as well as impair our ability to raise capital through the issuance of additional equity securities.

DISCLOSURE OF COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company as provided in the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

25

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

None

MARKET FOR COMMON EQUITY AND RELATED

STOCKHOLDER MATTERS

There is a no public trading market for the common stock.  No assurance can be given that a market for our common stock can be developed.

For any market that is maintained for our common stock, the resale of “restricted securities” pursuant to Rule 144 of the Commission by members of management or other persons may have a substantial adverse impact on any such public market.  Present members of management have already satisfied the one-year holding period of Rule 144 for public sales of a large portion of their holdings in the Company thereunder.

A minimum holding period of six months is required for resales under Rule 144. In addition, affiliates of the Company must comply with certain other requirements, including publicly available information concerning the Company; limitations on the volume of “restricted securities” which can be sold in any 90-day period; the requirement of unsolicited broker’s transactions; and the filing of a Notice of Sale on Form 144.

Holders

As of November 18, 2021, we have approximately 18 shareholders of record of our common stock.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the Company. Under Rule 144(k), a person who has not been one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least six months, is entitled to sell shares without complying with the manner of sale, volume limitation or notice provisions of Rule 144.

Dividend Policy

As of the date of this annual report, we have not paid any dividends to shareholders. There are no restrictions which would limit our ability to pay dividends on common equity or that are likely to do so in the future. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend; we would not be able to pay our debts as they become due in the usual course of business; or our total assets would be less than the sum of the total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution

Recent Sales of Unregistered Securities

None

Issuer Purchases of Equity Securities

We have not repurchased any of our common shares since inception.

EXPERTS

Our financial statements as of April 30, 2021 and 2020 appearing in this prospectus and in the registration statement have been audited by Exelient PAC, an independent registered public accounting firm and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

26

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings that may arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may have an adverse effect on our business, financial conditions, or operating results. We are not aware of any legal proceedings or claims that will have, individually or in the aggregate, a material adverse effect on our business, financial condition or operating results.

LEGAL MATTERS

The validity of the common shares being offered hereby will be passed upon by J.M. Walker & Associates, Attorneys At Law, Centennial, Colorado.

28

WHERE YOU CAN FIND MORE INFORMATION

At your request, we will provide you, without charge, a copy of any document filed as exhibits in this prospectus. If you want more information, write us at 30 N Gould St., Suite 22545, Sheridan, WY 82801 or call us at: (310) 266-3738.

Our fiscal year ends on April 30.

We have filed a registration statement on Form S-1 under the Securities Act with the SEC for the securities offered hereby.  This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement.  For additional information about us and our securities, we refer you to the registration statement and the accompanying exhibits and schedules.  Statements contained in this prospectus regarding the contents of any contract or any other documents to which we refer are not necessarily complete.

In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference.  Copies of the registration statement and the accompanying exhibits and schedules may be inspected without charge (and copies may be obtained at prescribed rates) at the public reference facility of the SEC at Room 1024, 100 F Street, N.E. Washington, D.C. 20549.

You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet web site maintained by the SEC at http://www.sec.gov.

Yijia Group Corp.

Index to the Audited Financial Statements

Balance Sheets as of October 31, 2021 (Unaudited) and April

   30, 2021 (Audited)

29

Statement of Operations for the Three and Six Months ended

   October 31, 2021 and 2020 (Unaudited)

30

Statements of Changes in Stockholders’ Deficit for the

   Three and Six Months ended October 31, 2021 and 2020 (Unaudited)

31

Statements of Cash Flows for the Six Months ended October

   31, 2021 and 2020 (Unaudited)

32

Notes to Financial Statements

33

Report of Independent Registered Public Accounting Firm

39

Balance Sheets as of April 30, 2021 and 2020 (Audited)

40

Statement of Operations for the years ended April 30, 2021

   and 2020 (Audited)

41

Statement of Changes in Stockholders’ Deficit for the year

   ended April 30, 2021 and 2020 (Audited)

42

Statements of Cash Flows for the Three Months ended April

 30, 2021 and 2020 (Audited)

43

Notes to Financial Statements

44

YIJIA GROUP CORP.

CONDENSED BALANCE SHEETS

AS OF OCTOBER 31, 2021 AND APRIL 30, 2021

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	October 31, 2021 (Unaudited)	April 30, 2021 (Audited)
ASSETS
Current Assets:
Cash and cash equivalents	$31,693	$-

Total current assets	31,693

TOTAL ASSETS	$31,693	$-

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Liabilities
Current Liabilities
Other payable and accruals	$36,691	$28,563
Amount due to a related party	12,100	146,107
Total Current Liabilities	48,791	174,670

Total Liabilities	48,791	174,670

Commitments and Contingencies	–	–

Stockholders’ Deficit
Common stock, par value $0.001; 75,000,000 shares authorized, 5,871,250 and 5,871,250 shares issued and outstanding, respectively	5,871	5,871
Additional paid in capital	58,824	58,824
Accumulated deficit	(81,793)	(239,365)
Total Stockholders’ Deficit	(17,098)	(174,670)

Total Liabilities and Stockholders’ Deficit	$31,693	$–

See accompanying notes, which are an integral part of these condensed financial statements

29

YIJIA GROUP CORP.

CONDENSED STATEMENTS OF OPERATIONS

FOR THE THREE AND SIX MONTHS ENDED OCTOBER 31, 2021 AND 2020

(Currency expressed in United States Dollars (“US$”))

(Unaudited)

	For the three months ended October 31		For the six months ended October 31,
	2021	2020	2021	2020

Revenue	$45,000	$–	$45,000	$–

OPERATING EXPENSES
General and Administrative Expenses	29,991	12,385	40,477	23,632
TOTAL OPERATING EXPENSES	(29,991)	(12,385)	(40,477)	(23,632)

Other income
Gain from forgiveness of debts	–	–	153,049	–

INCOME (LOSS) BEFORE INCOME TAX	15,009	(12,385)	157,572	(23,632)

PROVISION FOR INCOME TAXES	–	–	–	–

NET INCOME (LOSS)	$15,009	$(12,385)	$157,572	$(23,632)

NET INCOME (LOSS) PER SHARE - BASIC AND DILUTED	$0.00	$(0.00)	$0.03	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING - BASIC AND DILUTED	5,871,250	5,871,250	5,871,250	5,871,250

See accompanying notes, which are an integral part of these condensed financial statements

30

YIJIA GROUP CORP.

CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE THREE AND SIX MONTHS ENDED OCTOBER 31, 2021 AND 2020

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

For the three and six months ended October 31, 2021

	Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Deficit

Balance, May 1, 2020 (Audited)	5,871,250	$5,871	$58,824	$(239,365)	$(174,670)

Net income for the period	–	–	–	142,563	142,563

Balance, July 31, 2021	5,871,250	$5,871	$58,824	$(96,802)	$(32,107)

Net income for the period	–	–	–	15,009	15,009

Balance, October 31, 2021	5,871,250	$5,871	$58,824	$(81,793)	$(17,098)

For the three and six months ended October 31, 2020

	Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Deficit

Balance, May 1, 2020 (Audited)	5,871,250	$5,871	$58,824	$(187,271)	$(122,576)

Net loss for the period	–	–	–	(11,247)	(11,247)

Balance, July 31, 2020	5,871,250	$5,871	$58,824	$(198,518)	$(133,823)

Net loss for the period	–	–	–	(12,385)	(12,385)

Balance, October 31, 2020	5,871,250	$5,871	$58,824	$(210,903)	$(146,208)

See accompanying notes, which are an integral part of these condensed financial statements

31

YIJIA GROUP CORP.

CONDENSED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED OCTOBER 31, 2021 AND 2020

(Currency expressed in United States Dollars (“US$”))

(Unaudited)

	Six months ended October 31, 2021	Six months ended October 31, 2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$157,572	$(23,632)
Adjustment for non-cash income and expenses:
Gain from forgiveness of related party debt	(153,049)	-
Changes in operating assets and liabilities:
Increase (decrease) in other payable and accruals	8,128	(6,939)
NET CASH GENERATED FROM (USED IN) OPERATING ACTIVITIES	12,651	(30,571)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceed from a related party	19,042	30,571
NET CASH GENERATED FROM FINANCING ACTIVITIES	19,042	30,571

NET CHANGE IN CASH AND CASH EQUIVALENTS FOR THE PERIOD	31,693	–

Cash and cash equivalents, beginning of period	–	–

Cash and cash equivalents, end of period	$31,693	$–

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$–	$–
Income taxes paid	$–	$–

See accompanying notes, which are an integral part of these condensed financial statements

32

YIJIA GROUP CORP.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED OCTOBER 31, 2021

(UNAUDITED)

Note 1 – BASIS OF PRESENTATION

The accompanying unaudited condensed financial statements have been prepared by management in accordance with both accounting principles generally accepted in the United States (“GAAP”), and the instructions to Form 10–Q and Rule 10-01 of Regulation S-X. Certain information and note disclosures normally included in audited financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to those rules and regulations, although the Company believes that the disclosures made are adequate to make the information not misleading.

In the opinion of management, the condensed balance sheet as of April 30, 2021 which has been derived from audited financial statements and these unaudited condensed financial statements reflect all normal and considered necessary to state fairly the results for the periods presented. The results for the period ended October 31, 2021 are not necessarily indicative of the results to be expected for the entire fiscal year ending April 30, 2022 or for any future period.

These unaudited condensed financial statements and notes thereto should be read in conjunction with the Management’s Discussion and the audited financial statements and notes thereto included in the Annual Report on Form 10-K for the year ended April 30, 2021.

Note 2 – ORGANIZATION AND NATURE OF BUSINESS

Yijia Group Corp. (“the Company”, “we”, “us” or “our”) was incorporated as Soldino Group Corp. on January 25, 2017 under the laws of the State of Nevada, United States of America. The Company has ceased its operations as of October 2018. As such, the Company accounted for all of its assets, liabilities and results of operations up to October 31, 2018 as discontinued operations. As of November 1, 2018, the Company is a shell company. On November 15, 2018, the Company changed its name to Yijia Group Corp.

On October 31, 2018, Aurora Fiorin resigned as the President, Treasurer, Secretary and Director of the Company. Ms. Fiorin’s resignation as President, Treasurer and Secretary was effective immediately. Ms. Fiorin’s resignation as a Director was effective ten (10) days following the filing by the Company of the Information Statement on Schedule 14f-1 with the United States Securities and Exchange Commission (the “SEC”). Prior to Ms. Fiorin’s, resignation, she appointed Ms. Shaoyin Wu as the new President and Chief Executive Officer of the Company and Mr. Kim Lee Poh as the Company’s new Chief Financial Officer and Secretary. Ms. Wu and Mr. Poh were appointed as new board members of the Company, along with Mr. Jian Yang.

On July 28, 2021, Barry Sytner, a non-affiliate of the registrant, purchased an aggregate of 5,066,250 common shares from Kim Lee Poh, Jian Yang and Shaoyin Wu, officers and directors of the registrant and from Jiang Bo, Chen Bo Bo and Zheng Lixing, other majority shareholders of the registrant.  The purchase price for the common shares was paid from Mr. Sytner’s personal funds resulting in a change of control of the registrant. The common shares were transferred to Barry Sytner effective August 4, 2021. The 5,066,250 common shares represent 86.3% of the currently issued and outstanding common shares of the Company.

Also, on July 28, 2021, Shaoyin Wu, Kim Lee Poh and Jian Yang resigned as officers and directors of the Company.

Concurrently, on July 28, 2021, Barry Sytner, was appointed as Chief Executive Officer and Director of the Company.

33

YIJIA GROUP CORP.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED OCTOBER 31, 2021

(UNAUDITED)

Starting from July 30, 2021, the Company commenced its operation in the rendering of business consulting service to domestic and international customers.  On July 30, 2021, the Company entered into two consulting agreements with non-affiliates to provide business consulting services. Under the consulting agreements, the Company will receive consulting fees of $5,000 and $10,000 per month, respectively.  The term of the consulting agreements is for an initial three month period.  Unless terminated in writing prior to the end of the period, the consulting agreements are renewable for successive three month periods.

Note 3 – GOING CONCERN

The accompanying condensed financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. The Company suffered a working capital deficit of $17,098 and an accumulated deficit of $81,793 at October 31, 2021.

Therefore, there is substantial doubt about the Company’s ability to continue as a going concern without future profitability. Management anticipates that the Company will be dependent, in the near future, on additional capital to fund operating expenses. The Company intends to position itself to able to raise additional funds through the capital markets.

In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern. The accompanying financial statements have been prepared on a going concern basis which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments relating to the recoverability and classification of assets or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

Accounting Standards Codification (“ASC”) topic 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy organizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1:	defined as observable inputs such as quoted prices in active markets;
Level 2:	defined as inputs other than quoted prices in active markets that are either directly or indirectly observable;
Level 3:	defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of cash and the Company’s loan from shareholders approximates its fair value due to their short-term maturity.

34

YIJIA GROUP CORP.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED OCTOBER 31, 2021

(UNAUDITED)

Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Uncertain tax positions

The Company did not take any uncertain tax positions and had no adjustments to its income tax liabilities or benefits pursuant to the ASC 740 provisions of Section 740-10-25 for the six months ended October 31, 2021 and 2020.

Revenue Recognition

The Company adopted Accounting Standards Update ("ASU") No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”) using the full retrospective transition method. The Company's adoption of ASU 2014-09 did not have a material impact on the amount and timing of revenue recognized in its condensed financial statements.

Under ASU 2014-09, the Company recognizes revenue when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services.

The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements:

•	identify the contract with a customer;
•	identify the performance obligations in the contract;
•	determine the transaction price;
•	allocate the transaction price to performance obligations in the contract; and
•	recognize revenue as the performance obligation is satisfied.

Consulting income is recognized, when the service is rendered and billed to the customer on a monthly basis, pursuant to the fulfillment of service terms in the agreement.

Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with FASB ASC 260 “Earnings per Share”. Basic profit per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted profit per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive profit per share excludes all potential common shares if their effect is anti-dilutive.

As of October 31, 2021, there were no potentially dilutive debt or equity instruments issued or outstanding.

Currencies

The Company’s reporting and functional currencies are both the U.S. dollar. Foreign currency transaction gains and losses are included in other income (expense) but are negligible.

35

YIJIA GROUP CORP.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED OCTOBER 31, 2021

(UNAUDITED)

Comprehensive Income

Comprehensive income is defined as all changes in stockholders’ deficit, exclusive of transactions with owners, such as capital investments. Comprehensive income includes net income or loss, changes in certain assets and liabilities that are reported directly in equity such as translation adjustments on investments in foreign subsidiaries and unrealized gains (losses) on available-for-sale securities. As of October 31, 2021 and April 30, 2021, there were no differences between our comprehensive income (loss) and net income (loss).

Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the party in making financial and operational decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

Reclassification

Certain reclassifications have been made to the financial statements for the prior year periods to present that information on a basis consistent with the current period.

Recent Accounting Pronouncements

In September 2016, the FASB issued ASU No. 2016-13, “Financial Instruments – Credit Losses (Topic 326)” (“ASU 2016-13”), which requires the immediate recognition of management’s estimates of current and expected credit losses. In November 2018, the FASB issued ASU 2018-19, which makes certain improvements to Topic 326. In April and May 2019, the FASB issued ASUs 2019-04 and 2019-05, respectively, which adds codification improvements and transition relief for Topic 326. In November 2019, the FASB issued ASU 2019-10, which delays the effective date of Topic 326 for Smaller Reporting Companies to interim and annual periods beginning after December 15, 2022, with early adoption permitted. In November 2019, the FASB issued ASU 2019-11, which makes improvements to certain areas of Topic 326. In February 2020, the FASB issued ASU 2020-02, which adds an SEC paragraph, pursuant to the issuance of SEC Staff Accounting Bulletin No. 119, to Topic 326. Topic 326 is effective for the Company for fiscal years and interim reporting periods within those years beginning after December 15, 2022. Early adoption is permitted for interim and annual periods beginning December 15, 2019. The Company is currently evaluating the potential impact of adopting this guidance on the condensed financial statements.

All new accounting pronouncements issued but not yet effective are not expected to have a material impact on our results of operations, cash flows or financial position with the exception of the updated previously disclosed above, there have been no new accounting pronouncements not yet effective that have significance to the condensed financial statements.

Note 5 – AMOUNT DUE TO A RELATED PARTY

For the six months ended October 31, 2021, the amount of $153,049 was forgiven by a related party of the Company.

As of October 31, 2021, the amount due to a related party represented temporary advances made by the Company’s director, Mr. Barry Sytner, which was unsecured, interest-free with no fixed repayment term. Imputed interest on this amount is considered insignificant.

Note 6 – COMMON STOCK

The Company has 75,000,000, $0.001 par value shares of common stock authorized. There were 5,871,250 shares of common stock issued and outstanding as of October 31, 2021 and April 30, 2021.

36

YIJIA GROUP CORP.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED OCTOBER 31, 2021

(UNAUDITED)

Note 7 – COMMITMENTS AND CONTINGENCIES

As of October 31, 2021, the Company has no material commitments or contingencies.

Note 8 – INTEREST AND PENALTIES

The Company includes interest and penalties arising from the underpayment of income taxes in the statements of operations in the provision for income taxes. As of October 31, 2021 and April 30, 2021, the Company had no accrued interest or penalties related to uncertain tax positions.

Note 9 – INCOME TAXES

The Company adopted the provisions of uncertain tax positions as addressed in ASC 740-10-65-1. As a result of the implementation of ASC 740-10-65-1, the Company recognized no increase in the liability for unrecognized tax benefits.

The Company has no tax position on October 31, 2021, for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility. The Company does not recognize interest accrued related to unrecognized tax benefits in interest expenses and penalties in operating expenses. No such interest or penalties were recognized during the period presented. The Company had no accruals for interest and penalties on October 31, 2021. The Company’s utilization of any net operating loss carry forward may be unlikely as a result of its intended activities.

The valuation allowance on October 31, 2021 was $17,177. The net change in valuation allowance during the six months ended October 31, 2021 was $33,090. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some or all of the deferred income tax assets will not be realized. The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of October 31, 2021 and 2020. All tax years since inception remain open for examination only by taxing authorities of United States and State of Nevada.

The Company has a net operating loss carryforward for tax purposes totaling $81,793 as of October 31, 2021, expiring in 2041. There is a limitation on the amount of taxable income that can be offset by carryforwards after a change in control (generally greater than a 50% change in ownership). Temporary differences, which give rise to a net deferred tax asset, are as follows:

	As of October 31, 2021 (Unaudited)	As of April 30, 2021 (Audited)
Non-current deferred tax assets:
Net operating loss carryforwards	$(81,793))	$	$(239,365)

Total deferred tax assets	(17,177))		(50,267)
Valuation allowance	17,177		50,267
Net deferred tax assets	$ –	$	$ –

37

YIJIA GROUP CORP.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED OCTOBER 31, 2021

(UNAUDITED)

The actual tax benefit at the expected rate of 21% differs from the expected tax benefit for the six months ended October 31, 2021 and 2020 as follows:

	Six months ended October 31, 2021 (Unaudited)	Six months ended October 31, 2020 (Unaudited)
Computed "expected" tax benefit	$(17,177)	$(44,290)
Change in valuation allowance	17,177	44,290
Actual tax benefit	$–	$–

Note 10 – SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events” the Company has analyzed its operations subsequent to October 31, 2021 to the date these financial statements were available to be issued, November 10, 2021, and has determined that it does not have any material subsequent events to disclose in these financial statements.

38

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Yijia Group Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Yijia Group Corp. (the “Company”) as of April 30, 2021 and 2020, and the related statements of operations, of changes in stockholders’ deficit, and of cash flows for the years ended April 30, 2021 and 2020, including  the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of April 30, 2021 and 2020, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Consideration of the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits of these financial statements in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/Exelient PAC

Exelient PAC

We have served as the Company’s auditor since 2019.

Singapore

June 30, 2021

39

YIJIA GROUP CORP.

BALANCE SHEETS

AS OF APRIL 30, 2021 AND APRIL 30, 2020

	April 30, 2021	April 30, 2020
ASSETS
Current Assets
Cash and cash equivalents	$–	$–
Total Current Assets	–	–

Total Assets	$–	$–

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Liabilities
Current Liabilities
Accruals and other payable	$28,563	$18,755
Amount due to a related party	146,107	103,821
Total Current Liabilities	174,670	122,576

Total Liabilities	174,670	122,576

Commitments and Contingencies	–	–

Stockholders’ Deficit
Common stock, par value $0.001; 75,000,000 shares authorized, 5,871,250 and 5,871,250 shares issued and outstanding, respectively	5,871	5,871
Additional paid in capital	58,824	58,824
Accumulated deficit	(239,365)	(187,271)
Total Stockholders’ Deficit	(174,670)	(122,576)

Total Liabilities and Stockholders’ Deficit	$–	$–

See accompanying notes, which are an integral part of these financial statements

40

YIJIA GROUP CORP.

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED APRIL 30, 2021 AND 2020

Year Ended

Year Ended

April 30, 2021

April 30, 2020

REVENUES

$           –

$           –

OPERATING EXPENSES

General and Administrative Expenses

    52,094

    72,334

TOTAL OPERATING EXPENSES

   (52,094)

   (72,334)

LOSS BEFORE INCOME TAX

(52,094)

(72,334)

PROVISION FOR INCOME TAXES

             –

              –

NET LOSS

$(52,094)

$(72,334)

NET LOSS PER SHARE

   - BASIC AND DILUTED

$    (0.00)

$    (0.00)

WEIGHTED AVERAGE NUMBER OF SHARES

   OUTSTANDING - BASIC AND DILUTED

5,871,250

5,871,250

See accompanying notes, which are an integral part of these financial statements

41

YIJIA GROUP CORP.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE YEARS ENDED APRIL 30, 2021 AND 2020

	Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Deficit

Balance, May 1, 2019	5,871,250	$5,871	$58,824	$(114,937)	$(50,242)

Net loss for the year	–	–	–	(72,334)	(72,334)

Balance, April 30, 2020	5,871,250	$5,871	$58,824	$(187,271)	$(122,576)

Net loss for the year	–	–	–	(52,094)	(52,094)

Balance, April 30, 2021	5,871,250	$5,871	$58,824	$(239,365)	$(174,670)

See accompanying notes, which are an integral part of these financial statements

42

YIJIA GROUP CORP.

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED APRIL 30, 2021 AND 2020

Year Ended

Year Ended

April 30, 2021

April 30, 2020

CASH FLOWS FROM OPERATING ACTIVITIES

   Net loss

$   (52,094)

$   (72,334)

Changes in operating assets and liabilities

   Accruals and Other payable

        9,808

      18,755

CASH FLOWS USED IN OPERATING ACTIVITIES

(42,286)

(53,579)

CASH FLOWS FROM FINANCING ACTIVITIES

   Proceeds from a related party

      42,286

      53,579

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES

      42,286

      53,579

NET DECREASE IN CASH AND CASH EQUIVALENTS

                -

                -

Cash and cash equivalents, beginning of year

                -

                -

Cash and cash equivalents, end of year

$              -

$              -

SUPPLEMENTAL CASH FLOW INFORMATION:

   Interest paid

$              -

$              -

   Interest taxes paid

$              -

$              -

See accompanying notes, which are an integral part of these financial statements

43

YIJIA GROUP CORP.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEARS ENDED APRIL 30, 2021 AND 2020

Note 1 – ORGANIZATION AND NATURE OF BUSINESS

Yijia Group Corp. (“the Company”, “we”, “us” or “our”) was incorporated as Soldino Group Corp. on January 25, 2017 under the laws of the State of Nevada, United States of America. The Company has ceased its operations as of October 2018. As such, the Company accounted for all of its assets, liabilities and results of operations up to October 31, 2018 as discontinued operations. As of November 1, 2018, the Company is a shell company. On November 15, 2018, the Company filed a Certificate of Amendment to the Articles of Incorporation with Nevada’s Secretary of State to change its name to Yijia Group Corp.

On October 31, 2018, Aurora Fiorin resigned as the President, Treasurer, Secretary and Director of the Company. Ms. Fiorin’s resignation as President, Treasurer and Secretary was effective immediately. Ms. Fiorin’s resignation as a Director was effective ten (10) days following the filing by the Company of the Information Statement on Schedule 14f-1 with the United States Securities and Exchange Commission (the “SEC”). Prior to Ms. Fiorin’s resignation, she appointed Ms. Shaoyin Wu as the new President and Chief Executive Officer of the Company and Mr. Kim Lee Poh as the Company’s new Chief Financial Officer and Secretary. Messrs. Wu and Poh were appointed as new board members of the Company together with Mr. Jian Yang.

Note 2 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. The Company incurred net loss of $52,094 for the year ended April 30, 2021 and an accumulated deficit of $239,365.

Therefore, there is substantial doubt about the Company’s ability to continue as a going concern without future profitability. Management anticipates that the Company will be dependent, in the near future, on additional investment capital to fund operating expenses. The Company intends to position itself so that it will be able to raise additional funds through the capital markets.

In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern. The accompanying financial statements have been prepared on a going concern basis which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments relating to the recoverability and classification of assets or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America. The Company’s fiscal year is April 30.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

44

YIJIA GROUP CORP.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEARS ENDED APRIL 30, 2021 AND 2020

Fair Value of Financial Instruments

Accounting Standards Codification (“ASC”) topic 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy organizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1:	defined as observable inputs such as quoted prices in active markets;
Level 2:	defined as inputs other than quoted prices in active markets that are either directly or indirectly observable;
Level 3:	defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of cash and the Company’s loan from shareholders approximates its fair value due to their short-term maturity.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Uncertain Tax Positions

The Company did not take any uncertain tax positions and had no adjustments to its income tax liabilities or benefits pursuant to the ASC 740 provisions of Section 740-10-25 for the years ended April 30, 2021 and 2020.

Revenue Recognition

The Company recognizes revenue in accordance with ASC No. 605, “Revenue Recognition” (“ASC-605”). ASC-605 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company will defer any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required. For the years ended April 30, 2021 and 2020, no revenues were generated.

Net Loss Per Share

The Company computes net loss per share in accordance with FASB ASC 260 “Earnings per Share”. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. As of April 30, 2021 and 2020, there were no potentially dilutive debt or equity instruments issued or outstanding.

Currencies

The Company’s reporting and functional currencies are both the U.S. dollar. Foreign currency transaction gains and losses are included in other income (expense) but are negligible.

44

YIJIA GROUP CORP.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEARS ENDED APRIL 30, 2021 AND 2020

Comprehensive Income

Comprehensive income is defined as all changes in stockholders’ deficit, exclusive of transactions with owners, such as capital investments. Comprehensive income includes net income or loss, changes in certain assets and liabilities that are reported directly in equity such as translation adjustments on investments in foreign subsidiaries and unrealized gains (losses) on available-for-sale securities. As of April 30, 2021 and 2020, there were no differences between our comprehensive loss and net loss.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. The amendments in Update expand the scope of Topic 718 to include share based payment transactions for acquiring goods and services from nonemployees. An entity should apply the requirements of Topic 718 to nonemployee awards except for specific guidance on inputs to an option pricing model and the attribution of cost (that is, the period of time over which share-based payment awards vest and the pattern of cost recognition over that period). The amendments specify that Topic 718 applies to all share-based payment transactions in which a grantor acquires goods or services to be used or consumed in a grantor’s own operations by issuing share-based payment awards. The amendments also clarify that Topic 718 does not apply to share-based payments used to effectively provide (1) financing to the issuer or (2) awards granted in conjunction with selling goods or services to customers as part of a contract accounted for under Topic 606, Revenue from Contracts with Customers. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the party in making financial and operational decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

Reclassification

Certain reclassifications have been made to the financial statements for the prior year periods to present that information on a basis consistent with the current period.

Recent Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standard Board (“FASB”) or other standard setting bodies and adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on its financial position or results of operations upon adoption.

Simplifying the Accounting for Debt with Conversion and Other Options.

In June 2020, the FASB issued ASU 2020-06 to simplify the accounting in ASC 470, “Debt with Conversion and Other Options” and ASC 815, “Contracts in Equity’s Own Entity”. The guidance simplifies the current guidance for convertible instruments and the derivatives scope exception for contracts in an entity’s own equity. Additionally, the amendments affect the diluted EPS calculation for instruments that may be settled in cash or shares and for convertible instruments. This ASU will be effective beginning in the first quarter of the Company’s fiscal year 2022. Early adoption is permitted. The amendments in this update must be applied on either full retrospective basis or modified retrospective basis through a cumulative-effect adjustment to retained earnings/(deficit) in the period of adoption. The Company is currently evaluating the impact of ASU 2020-06 on its financial statements and related disclosures, as well as the timing of adoption.

46

YIJIA GROUP CORP.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEARS ENDED APRIL 30, 2021 AND 2020

Financial Instruments

In June 2016, the FASB issued ASU 2016-13, “Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” (“ASU 2016-13”), which modifies the measurement of expected credit losses of certain financial instruments. In February 2020, the FASB issued ASU 2020-02 and delayed the effective date of ASU 2016-13 until fiscal year beginning after December 15, 2022. The Company is currently evaluating the impact of adopting ASU 2016-13 on its financial statements.

Simplifying the Accounting for Income Taxes

In December 2019, the FASB issued ASU 2019-12 to simplify the accounting in ASC 740, “Income Taxes.” This guidance removes certain exceptions related to the approach for intra-period tax allocation, the methodology for calculating income taxes in an interim period, and the recognition of deferred tax liabilities for outside basis differences. This guidance also clarifies and simplifies other areas of ASC 740. This ASU will be effective beginning in the first quarter of the Company’s fiscal year 2021. Early adoption is permitted. Certain amendments in this update must be applied on a prospective basis, certain amendments must be applied on a retrospective basis, and certain amendments must be applied on a modified retrospective basis through a cumulative-effect adjustment to retained earnings/(deficit) in the period of adoption. The adoption of ASU 2019-12 does not have a significant impact on the Company’s financial statements as of and for the year ended April 30, 2021.

Earnings Per Share

In April 2021, the FASB issued ASU 2021-04, which included Topic 260 “Earnings Per Share”. This guidance clarifies and reduces diversity in an issuer’s accounting for modifications or exchanges of freestanding equity-classified written call options due to a lack of explicit guidance in the FASB Codification. The ASU 2021-04 is effective for all entities for fiscal years beginning after December 15, 2021. Early adoption is permitted. The Company is currently evaluating the impact of adopting ASU 2021-04 on its financial statements.

Note 4 – COMMON STOCK

Authorized shares

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

Issued and outstanding shares

As of April 30, 2021 and 2020, there were 5,871,250 shares of common stock issued and outstanding.

Note 5 – COMMITMENTS AND CONTINGENCIES

As of April 30, 2021 and 2020, the Company has no material commitments or contingencies.

Note 6 – INCOME TAXES

The Company adopted the provisions of uncertain tax positions as addressed in ASC 740-10-65-1. As a result of the implementation of ASC 740-10-65-1, the Company recognized no increase in the liability for unrecognized tax benefits.

47

YIJIA GROUP CORP.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEARS ENDED APRIL 30, 2021 AND 2020

The Company has no tax position at April 30, 2021 for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility. The Company does not recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. No such interest or penalties were recognized during the period presented. The Company had no accruals for interest and penalties at April 30, 2021 and 2020. The Company’s utilization of any net operating loss carry forward may be unlikely as a result of its intended activities.

The valuation allowance at April 30, 2021 and 2020 was $50,267 and $39,327. The net change in valuation allowance during the years ended April 30, 2021 and 2020 was $10,940 and $15,191. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized. The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of April 30, 2021 and 2020. All tax years since inception remains open for examination only by taxing authorities of US Federal and state of Nevada.

The Company has a net operating loss carryforward for tax purposes totaling $239,365 and $187,271 at April 30, 2021 and 2020, expiring through 2041. There is a limitation on the amount of taxable income that can be offset by carryforwards after a change in control (generally greater than a 50% change in ownership). Temporary differences, which give rise to a net deferred tax asset, are as follows:

As of

As of

April 30, 2021

April 30, 2020

Non-current deferred tax assets:

Net operating loss carryforward

$(239,365)

$(187,271)

Total deferred tax assets

(50,267)

(39,327)

Valuation allowance

     50,267

     39,327

Net deferred tax assets

$            –

$            –

The actual tax benefit at the expected rate of 21% differs from the expected tax benefit for the years ended April 30, 2021 and 2020 as follows:

	Year ended April 30, 2021	Year ended April 30, 2020
Computed "expected" tax benefit	$(50,267)	$(39,327)
Change in valuation allowance	50,267	39,327
Actual tax benefit	$–	$–

Note 7 – RELATED PARTY TRANSACTIONS

The Company has been provided free office space by its stockholder. The management determined that such cost is nominal and did not recognize the rent expense in its financial statements.

From time to time, the stockholder and director of the Company advanced funds to the Company for working capital purpose. Those advances are unsecured, non-interest bearing and due on demand.

48

YIJIA GROUP CORP.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEARS ENDED APRIL 30, 2021 AND 2020

Apart from the transactions and balances detailed elsewhere in these accompanying financial statements, the Company has no other significant or material related party transactions during the years presented.

Note 8 – SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events” the Company has analyzed its operations subsequent to April 30, 2021 to the date these financial statements were available to be issued, June 30, 2021, and has determined that it does not have any material subsequent events to disclose in these financial statements.

49

805,000 common shares to be offered for resale by Selling Stockholders

Prospectus

YIJIA GROUP CORP.

November 18, 2021

YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.  WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. THE SELLING STOCKHOLDER ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, COMMON SHARES ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED.

Until ____________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

50

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses to be incurred in connection with the distribution of the securities being registered.

We shall pay the following estimated expenses.

SEC Registration Fee

$       12.30

Printing Expenses

      500.00

Legal Fees and Expenses

  17,000.00

Accounting Fees and Expenses

5,000.00

Miscellaneous

       750.00

TOTAL

$23,262.30

Item 14.  Indemnification of Directors and Officers

We shall indemnify any officer or director or any former officer or director, to the full extent permitted by law.  We shall indemnify any officer or director in connection with any proceedings, including appeals, if he or she acted in good faith and in a manner he or she reasonably believed to be in our best interests and they had no reasonable cause to believe that his or her conduct was unlawful.  The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in our best interests or had reasonable cause to believe that his or her conduct was unlawful.

At present, there is no pending litigation or proceeding involving any of our directors or executive officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or preceding that may result in a claim for indemnification.

We do not have any insurance policies covering our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

Item 15.  Recent Sales of Unregistered Securities

None

Item 16.  Exhibits and Financial Statement Schedules

The following exhibits are filed as part of this registration statement:

3.1

Articles of Incorporation incorporated by reference to the Form S-1 filed on June 14, 2017

3.2

Bylaws incorporated by reference to the Form S-1 filed on June 14, 2017

5.1

Consent and Opinion of J.M. Walker & Associates regarding legality of the securities being registered incorporated by reference to the Form S-1 filed on September 17, 2021

11

Statement of Computation of Per Share Earnings – This Computation appears in the Financial Statements

23.1

Consent of Exelient PAC

Item 17.  Undertakings

(a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        i. To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

51

        ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(ii)

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Sheridan, State of Wyoming, on November 18, 2021.

Yijia Group Corp.

By: /s/Barry Sytner

       Barry Sytner

       Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Barry Sytner

November 18, 2021

Barry Sytner

Chief Executive Officer, Chief Financial Officer,

Controller and Director

52